EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	As of March 31, 2017	As of December 31, 2016

ASSETS
Current Assets:
Cash and Cash Equivalents	$45,763	$30,251
Receivables, Net	879,451	847,301
Unbilled Revenues	166,710	168,490
Fuel, Materials, Supplies and Inventory	361,779	328,721
Regulatory Assets	875,037	887,625
Prepayments and Other Current Assets	182,659	215,284
Total Current Assets	2,511,399	2,477,672

Property, Plant and Equipment, Net	21,641,898	21,350,510

Deferred Debits and Other Assets:
Regulatory Assets	3,564,700	3,638,688
Goodwill	3,519,401	3,519,401
Marketable Securities	561,585	544,642
Other Long-Term Assets	556,193	522,260
Total Deferred Debits and Other Assets	8,201,879	8,224,991

Total Assets	$32,355,176	$32,053,173

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$975,500	$1,148,500
Long-Term Debt – Current Portion	773,883	773,883
Accounts Payable	745,856	884,521
Regulatory Liabilities	199,160	146,787
Other Current Liabilities	639,366	684,914
Total Current Liabilities	3,333,765	3,638,605

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	5,758,603	5,607,207
Regulatory Liabilities	692,989	702,255
Derivative Liabilities	415,795	413,676
Accrued Pension and SERP	1,077,593	1,141,514
Other Long-Term Liabilities	848,776	853,260
Total Deferred Credits and Other Liabilities	8,793,756	8,717,912

Capitalization:
Long-Term Debt	9,267,891	8,829,354

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,230,608	6,250,224
Retained Earnings	3,284,108	3,175,171
Accumulated Other Comprehensive Loss	(62,141)	(65,282)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	10,804,196	10,711,734
Total Capitalization	20,227,655	19,696,656

Total Liabilities and Capitalization	$32,355,176	$32,053,173

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2017	2016

Operating Revenues	$2,105,135	$2,055,635

Operating Expenses:
Purchased Power, Fuel and Transmission	753,649	754,859
Operations and Maintenance	330,265	320,136
Depreciation	186,805	173,986
Amortization of Regulatory Assets, Net	24,017	20,997
Energy Efficiency Programs	146,158	137,175
Taxes Other Than Income Taxes	155,222	159,946
Total Operating Expenses	1,596,116	1,567,099
Operating Income	509,019	488,536
Interest Expense	103,429	98,212
Other Income, Net	13,577	2,011
Income Before Income Tax Expense	419,167	392,335
Income Tax Expense	157,829	146,302
Net Income	261,338	246,033
Net Income Attributable to Noncontrolling Interests	1,880	1,880
Net Income Attributable to Common Shareholders	$259,458	$244,153

Basic and Diluted Earnings Per Common Share	$0.82	$0.77

Dividends Declared Per Common Share	$0.48	$0.45

Weighted Average Common Shares Outstanding:
Basic	317,463,151	317,517,141
Diluted	318,124,536	318,481,050

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income	$261,338	$246,033
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	186,805	173,986
Deferred Income Taxes	141,398	141,132
Pension, SERP and PBOP Expense, Net	5,828	11,583
Pension and PBOP Contributions	(45,700)	(30,383)
Regulatory Over/(Under) Recoveries, Net	56,734	(82,772)
Amortization of Regulatory Assets, Net	24,017	20,997
Other	(42,428)	(16,532)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(50,251)	(133,965)
Fuel, Materials, Supplies and Inventory	(33,058)	(22,748)
Taxes Receivable/Accrued, Net	32,313	279,106
Accounts Payable	(57,701)	(76,317)
Other Current Assets and Liabilities, Net	(42,793)	(10,156)
Net Cash Flows Provided by Operating Activities	436,502	499,964

Investing Activities:
Investments in Property, Plant and Equipment	(523,560)	(431,472)
Proceeds from Sales of Marketable Securities	154,772	136,805
Purchases of Marketable Securities	(149,688)	(135,427)
Other Investing Activities	(11,281)	5,494
Net Cash Flows Used in Investing Activities	(529,757)	(424,600)

Financing Activities:
Cash Dividends on Common Shares	(150,521)	(141,157)
Cash Dividends on Preferred Stock	(1,880)	(1,880)
Decrease in Notes Payable	(173,000)	(391,453)
Issuance of Long-Term Debt	600,000	500,000
Retirements of Long-Term Debt	(150,000)	—
Other Financing Activities	(15,832)	(13,855)
Net Cash Flows Provided by/(Used in) Financing Activities	108,767	(48,345)
Net Increase in Cash and Cash Equivalents	15,512	27,019
Cash and Cash Equivalents - Beginning of Period	30,251	23,947
Cash and Cash Equivalents - End of Period	$45,763	$50,966

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.